AMENDMENT TO EMPLOYMENT AGREEMENT
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       THIS AMENDMENT ("Amendment"), dated as of July 26, 2001 to the Employment
Agreement (the "Agreement"), dated as of January 1, 2000, between THE ESTEE LAUDER COMPANIES INC., a Delaware corporation (the "Company"), and FRED H. LANGHAMMER, a resident of Scarsdale, New York (the "Executive")

                              W I T N E S S E T H:
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       WHEREAS, the Executive and the Company are parties to the Agreement; and

       WHEREAS, section 5 (c) of the Agreement provides for the Company to make five annual premium payments which in the aggregate shall total approximately $26,634,000 to a policy of the life of the Executive and to enter into a split dollar life insurance agreement with the owner of such policy;

       WHEREAS, Frank Theummler and Alaska Trust Company, as Trustees of the Langhammer 2000 Insurance Trust, u/a/d December 19, 2000 (the "Trust") acquired from American General Life Insurance Company a life insurance policy on the life of the Executive and his spouse, Policy Number VL1005095L, dated December 26, 2000 (the "Policy");

       WHEREAS, the Trust, and the Company entered into a Split Dollar Life Insurance Agreement, dated as of December 26th, 2000 (the "Split Dollar Agreement");

       WHEREAS the Split Dollar Agreement provides, inter alia, for certain borrowings by the Trust and recovery by the Company of its actual premium payments;

       WHEREAS, the arrangement was premised on the understanding of the parties as to the federal income tax consequences of the Split Dollar Agreement;

       WHEREAS, subsequent to the purchase of the Policy the Internal Revenue Service issues Notice 2000-10, which may provide for different tax consequences to the Split Dollar Agreement, but the application of which to the Policy in not now certain.

       WHEREAS, the Executive and the Company wish to define their rights in the event that the tax treatment of the Split Dollar Agreement is not as originally anticipated; and

       WHEREAS, THE Compensation Committee of the Board of Directors of the Company has approved the terms of this Amendment;

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

       Subsection ( c) of Section 5 of the Agreement is hereby amended by adding at the end thereof the following:

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       "(iii) In the event that the Executive notifies the Company that, in the opinion of the Executive's legal counsel, which counsel is reasonably acceptable to the Company, it is likely as a result of the arrangements under the Split Dollar Agreement that either (A) the Executive or the Trust will be treated as receiving an interest-free loan from the Company, or (B) the Executive or the Trust will be deemed to be taxable on accretions in the cash value of the Policy, either at the time such accretions occur or upon the repayment to the Company of its premium payments, then the Company and the Executive shall negotiate in good faith to provide the Executive, in a form reasonably acceptable to the Executive, an economic benefit substantially equivalent to that which would have been provided by operation of the Split Dollar Agreement under the tax principles set forth in the letter dated September 6, 2000 from George G. Daggett of Arthur Andersen, LLP to Susan M. Mosoff of the Company."

       Except as provided above, all other terms and conditions of the Agreement shall remain the same.

       This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                    THE ESTEE LAUDER COMPANIES INC.

                                    By:      /s/  ANDREW J. CAVANAUGH
                                        ----------------------------------------
                                        Name:  Andrew J. Cavanaugh
                                        Title: Senior Vice President -
                                               Global Human Resources



                                             /s/ FRED H. LANGHAMMER
                                    --------------------------------------------
                                             Fred H. Langhammer